Exhibit 99.1

Orthofix Reports Third Quarter 2021 Results

•	Net sales of $112 million, an increase of 1.3% over the prior year period
•	Double-digit growth over the prior year period for both global Spinal Implants and Orthopedics
•	More than 1,000 U.S. surgeons trained and 60,000 M6-C artificial cervical discs implanted worldwide to date
•	Launched Opus Mg Set synthetic bone void filler
•	Submitted AccelStim PMA application for the healing of fresh fractures

LEWISVILLE, Texas — November 5, 2021— Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the quarter ended September 30, 2021. Net sales were $112 million, earnings per share (“EPS”) was $(0.11), and adjusted EPS was $0.10.

“I am proud of the tenacity of our team as they continue to implement our strategic initiatives despite the ongoing challenges of COVID, delivering double-digit growth in both our global Spinal Implants and Orthopedics businesses,” said Orthofix President and Chief Executive Officer Jon Serbousek. “New products remain a growth driver in the business. The strong adoption of the M6-C™ artificial cervical disc continues as we recently passed the 60,000 worldwide implant mark, and sales of our FITBONE™ limb-lengthening system have accelerated throughout the year, resulting in third quarter revenue growing 30 percent sequentially.”

“As we close out the year, we will be focused on driving top-line performance and exiting the year with mid-single digit growth. We expect this accelerated growth in the near term to come from the continued strength of the M6-C disc, the FITBONE system, and our recently bolstered 3D-printed titanium spinal interbody portfolio,” continued Serbousek. “Over the long term, we have multiple initiatives in place, including diversification of our biologics portfolio with products like Opus™ Mg Set synthetic bone void filler and the planned expansion of our bone growth therapy portfolio with the AccelStim™ ultrasound bone healing therapy for the healing of fresh and nonunion fractures. We anticipate the recent PMA application will allow us to bring this innovative offering and new indication to market in 2022.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2021	2020	Change	Constant Currency Change
Bone Growth Therapies	$45,168	$47,066	(4.0%)	(4.0%)
Spinal Implants	28,151	25,505	10.4%	10.2%
Biologics	12,806	15,245	(16.0%)	(16.0%)
Global Spine	86,125	87,816	(1.9%)	(2.0%)
Global Orthopedics	26,303	23,169	13.5%	12.2%
Net sales	$112,428	$110,985	1.3%	1.0%

Gross profit decreased $0.6 million to $84.1 million. Gross margin decreased to 74.8% compared to 76.4% in the prior year period.

Net loss was $(2.2) million, or $(0.11) per share, compared to net income of $4.7 million, or $0.24 per share in the prior year period. Adjusted net income was $2.0 million, or $0.10 per share, compared to adjusted net income of $6.0 million, or $0.31 per share in the prior year period.

EBITDA was $5.0 million, compared to $15.0 million in the prior year period. Adjusted EBITDA was $11.9 million, or 10.6% of net sales, compared to $19.7 million, or 17.8% of net sales, in the prior year period.

Liquidity

As of September 30, 2021, cash, cash equivalents, and restricted cash totaled $83.2 million compared to $96.8 million as of December 31, 2020. As of September 30, 2021, the Company had no borrowings under its five year $300 million secured revolving credit facility. Cash flow from operations decreased $45.3 million to $6.7 million, while free cash flow decreased $45.4 million to

$(6.1) million. This decrease in cash was primarily attributable to the timing and repayment of certain funds received under the CARES Act and from a $15.0 million milestone payment made in 2021 based upon our M6-C artificial cervical disc sales volumes.

Business Outlook

The Company continues to monitor and evaluate the impact the global response to the COVID-19 pandemic has had, and will continue to have, on its operations and financial results. As of the date hereof, the Company expects the following net sales results for the year ended December 31, 2021. These projections also include the impact of any expected changes in foreign currency exchange rates.

	Current 2021 Outlook				Previous 2021 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High		Low	High
Net sales	$460.0	[1]	$464.0	[1]	$468.0	$474.0
Adjusted EBITDA	$57.0	[2]	$58.0	[2]	$58.0	$61.0
Adjusted EPS	$0.71	[3]	$0.75	[3]	$0.74	$0.82

1 Represents a year-over-year increase of 13.1% to 14.1% on a reported basis

2 Represents a year-over-year increase of 19.7% to 21.8%

3 Represents a year-over-year increase of 173.1% to 188.5%

The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses, accounting fair value adjustments, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the third quarter of 2021. Interested parties may access the conference call by dialing (833) 670-0709 in the U.S. and (343) 761-2533 outside the U.S., and referencing the conference ID 1889020. A replay of the call will be available for three weeks by dialing (800) 585-8367 in the U.S. or (416) 621-4642 outside the U.S., and entering the conference ID 1889020. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). Factors that could cause or contribute to such differences may include, but are not limited to, (i) risks relating to the effects of the COVID-19 pandemic on our business, including (A) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (B) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (C) disruptions to our supply chain, (D) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (E) general economic weakness in markets in which we operate affecting customer spending, and (F) other unpredictable aspects of the pandemic; (ii) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities; (iii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iv) development and acceptance of new products or product enhancements, (v) clinical and statistical verification of the benefits achieved via the use of our products, (vi) our ability to adequately manage inventory, (vii) our ability to recruit and retain management and key personnel, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2020 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(U.S. Dollars, in thousands, except share and per share data)	2021	2020	2021	2020
	(unaudited)
Net sales	$112,428	$110,985	$339,415	$288,943
Cost of sales	28,307	26,243	81,660	72,818
Gross profit	84,121	84,742	257,755	216,125
Sales and marketing	56,097	52,926	164,220	150,718
General and administrative	16,312	16,541	51,091	49,453
Research and development	12,360	9,962	36,378	28,691
Acquisition-related amortization and remeasurement	(335)	1,138	5,028	(2,766)
Operating income (loss)	(313)	4,175	1,038	(9,971)
Interest expense, net	(433)	(731)	(1,400)	(2,055)
Other income (expense), net	(1,789)	1,817	(3,528)	6,088
Income (loss) before income taxes	(2,535)	5,261	(3,890)	(5,938)
Income tax benefit (expense)	364	(607)	(1,677)	17,833
Net income (loss)	$(2,171)	$4,654	$(5,567)	$11,895

Net income (loss) per common share:
Basic	$(0.11)	$0.24	$(0.28)	$0.62
Diluted	(0.11)	0.24	(0.28)	0.61
Weighted average number of common shares:
Basic	19,769,823	19,335,718	19,633,782	19,217,057
Diluted	19,769,823	19,398,567	19,633,782	19,319,302

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$82,710	$96,291
Restricted cash	505	530
Accounts receivable, net of allowances of $4,928 and $4,848, respectively	68,971	72,423
Inventories	84,678	84,635
Prepaid expenses and other current assets	23,348	16,500
Total current assets	260,212	270,379
Property, plant and equipment, net	58,784	63,613
Intangible assets, net	54,794	60,517
Goodwill	83,357	84,018
Deferred income taxes	22,745	25,042
Other long-term assets	20,503	22,292
Total assets	$500,395	$525,861
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$19,437	$23,118
Current portion of finance lease liability	2,570	510
Other current liabilities	57,997	80,271
Total current liabilities	80,004	103,899
Long-term portion of finance lease liability	20,044	22,338
Other long-term liabilities	35,514	42,760
Total liabilities	135,562	168,997
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 19,741,410 and 19,423,874 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,974	1,942
Additional paid-in capital	307,783	292,291
Retained earnings	53,812	59,379
Accumulated other comprehensive income	1,264	3,252
Total shareholders’ equity	364,833	356,864
Total liabilities and shareholders’ equity	$500,395	$525,861

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income (loss)," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended September 30, 2021
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$10,042	$(976)	$(9,379)	$(313)
Other income (expense), net	(420)	(1,231)	(138)	(1,789)
Depreciation and amortization	2,501	1,571	854	4,926
Amortization of acquired intangibles	1,785	440	—	2,225
EBITDA	$13,908	$(196)	$(8,663)	$5,049
Share-based compensation expense	1,590	490	1,759	3,839
Foreign exchange impact	426	1,013	134	1,573
Strategic investments	242	319	761	1,322
Acquisition-related fair value adjustments	(2,300)	—	—	(2,300)
Legal judgments/settlements	443	(765)	1	(321)
Succession and transition charges	30	—	(9)	21
Medical device regulation	640	501	971	2,112
Business interruption - COVID-19	567	10	8	585
Adjusted EBITDA	$15,546	$1,372	$(5,038)	$11,880

	Nine Months Ended September 30, 2021
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$32,366	$(4,875)	$(26,453)	$1,038
Other income (expense), net	(638)	(2,024)	(866)	(3,528)
Depreciation and amortization	7,754	4,906	2,797	15,457
Amortization of acquired intangibles	5,353	1,343	—	6,696
EBITDA	$44,835	$(650)	$(24,522)	$19,663
Share-based compensation expense	4,716	1,622	5,122	11,460
Foreign exchange impact	672	1,639	863	3,174
Strategic investments	394	2,053	1,436	3,883
Acquisition-related fair value adjustments	(450)	—	(375)	(825)
Legal judgments/settlements	393	(660)	(52)	(319)
Succession and transition charges	452	62	150	664
Medical device regulation	1,745	1,567	2,611	5,923
Business interruption - COVID-19	573	26	33	632
Adjusted EBITDA	$53,330	$5,659	$(14,734)	$44,255

	Three Months Ended September 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$13,247	$(1,687)	$(7,385)	$4,175
Other income (expense), net	610	1,077	130	1,817
Depreciation and amortization	4,445	1,434	1,059	6,938
Amortization of acquired intangibles	1,658	434	—	2,092
EBITDA	$19,960	$1,258	$(6,196)	$15,022
Share-based compensation expense	1,494	423	1,925	3,842
Foreign exchange impact	(626)	(1,125)	(132)	(1,883)
Strategic investments	15	217	642	874
Acquisition-related fair value adjustments	(700)	52	—	(648)
Loss on investment securities	—	—	—	—
Legal judgments/settlements	32	267	(1)	298
Succession and transition charges	941	304	78	1,323
Medical device regulation	22	204	488	714
Business interruption - COVID-19	48	43	89	180
Adjusted EBITDA	$21,186	$1,643	$(3,107)	$19,722

	Nine Months Ended September 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$23,879	$(9,766)	$(24,084)	$(9,971)
Other income (expense), net	745	750	4,593	6,088
Depreciation and amortization	9,560	4,151	3,232	16,943
Amortization of acquired intangibles	4,486	870	—	5,356
EBITDA	$38,670	$(3,995)	$(16,259)	$18,416
Share-based compensation expense	4,586	1,578	5,291	11,455
Foreign exchange impact	(712)	(902)	(161)	(1,775)
Strategic investments	30	473	1,366	1,869
Acquisition-related fair value adjustments	(7,600)	100	—	(7,500)
Loss on investment securities	—	—	219	219
Legal judgments/settlements	(420)	546	372	498
Succession and transition charges	2,022	1,402	762	4,186
Medical device regulation	376	496	967	1,839
Business interruption - COVID-19	389	308	(4,335)	(3,638)
Adjusted EBITDA	$37,341	$6	$(11,778)	$25,569

Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2021	2020	2021	2020
Net income (loss)	$(2,171)	$4,654	$(5,567)	$11,895
Foreign exchange impact	1,573	(1,883)	3,174	(1,775)
Strategic investments	1,343	872	3,976	1,869
Acquisition-related fair value adjustments	(2,300)	(648)	(825)	(7,500)
Amortization of acquired intangibles	2,232	2,092	6,713	5,356
Loss on investment securities	—	—	—	219
Legal judgments/settlements	(321)	298	(319)	498
Succession and transition charges	21	1,323	664	4,186
Medical device regulation	2,112	714	5,923	1,839
Business interruption - COVID-19	587	183	638	(3,635)
Long-term income tax rate adjustment	(1,096)	(1,609)	(2,658)	(16,515)
Adjusted net income (loss)	$1,980	$5,996	$11,719	$(3,563)

Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, per diluted share)	2021	2020	2021	2020
EPS	$(0.11)	$0.24	$(0.28)	$0.61
Foreign exchange impact	0.08	(0.10)	0.16	(0.09)
Strategic investments	0.07	0.04	0.20	0.10
Acquisition-related fair value adjustments	(0.12)	(0.03)	(0.04)	(0.39)
Amortization of acquired intangibles	0.11	0.11	0.34	0.28
Loss on investment securities	—	—	—	0.01
Legal judgments/settlements	(0.02)	0.02	(0.02)	0.03
Succession and transition charges	—	0.07	0.03	0.22
Medical device regulation	0.11	0.04	0.30	0.10
Business interruption - COVID-19	0.03	0.01	0.03	(0.19)
Long-term income tax rate adjustment	(0.05)	(0.09)	(0.13)	(0.87)
Adjusted EPS	$0.10	$0.31	$0.59	$(0.19)

Weighted average number of diluted common shares (treasury stock method)	19,975,851	19,405,781	19,945,411	19,217,057

Free Cash Flow

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2021	2020

Net cash from operating activities	$6,696	$51,981
Capital expenditures	(12,781)	(12,704)
Free cash flow	$(6,085)	$39,277

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense (benefit); and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation expense – costs related to our share-based compensation plans, which include stock options, restricted stock, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended September 30, 2021 for an allocation of these costs by consolidated statement of income line item; note that certain share-based compensation costs are instead included within succession and transition charges for 2020 and medical device regulation for 2021

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other income (expense), net
•	Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, which are primarily recorded as general and administrative expenses
•

Acquisition-related fair value adjustments – comprised of (i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses, (ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales, and (iii) costs recognized related to acquired in-process research and development assets, which were expensed immediately.

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, customer relationships, trade names, manufacturing agreements, and other intangible assets, which are recorded in cost of sales or operating expenses

•	Loss on investment securities – net gains or losses recognized (realized or unrealized) within other income (expense), net relating to certain of our investments
•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Succession and transition charges – costs related to the transition of certain named executive officers and certain targeted restructuring costs, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services, and other related expenses, which are primarily recorded as general and administrative expenses

•

Medical device regulation – incremental costs incurred (i) to establish initial compliance with the regulations set forth by the European Union Medical Device Regulation (“MDR”) and the U.S. Food and Drug Administration related to our currently-approved medical devices, which are recorded primarily as research and development expenses, and (ii) related to rationalization of certain product lines that we do not expect to continue to market subsequent to the effective date of these regulations, which are recorded primarily as costs of sales

•

Business interruption – COVID-19 – gains and losses related to the realized effects the COVID-19 pandemic has had on our business operations, which primarily consist of (i) incremental costs incurred to enhance the safety and sanitation of our facilities in response to COVID-19, which are primarily reported in general and administrative expenses, (ii) costs associated with the redesign of certain products in response to supply chain disruption caused by COVID-19, and (iii) inventory reserve adjustments in 2020 related to products that were set to expire, which are reflected in cost of sales

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 27% for 2020 and 2021 results and outlook, which is based on current tax law and current expected adjusted income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.